As filed with the Securities and Exchange Commission on July 19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	6022	34-1856319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Bevack, President and Chief Executive Officer

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly J. Schaefer

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street

Suite 3500, Great American Tower

Cincinnati, Ohio 45202

(513) 723-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value	14,706,272 shares	$4.70	$69,119,478.40	$9,427.90

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the 14,706,272 common shares stock being registered pursuant to this Registration Statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per common share as reported on the NASDAQ Global Select Market on July 15, 2013.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 19, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UNITED COMMUNITY FINANCIAL CORP.

14,706,272 Common Shares

This prospectus relates to the registration of our common shares for potential resale from time to time by the investors listed in the section titled “Selling Shareholders,” whom we refer to as the Selling Shareholders, of up to 14,706,272 of our common shares, without par value. These common shares were acquired by the Selling Shareholders in connection with two separate private placement offerings we completed on March 22 and May 29, 2013. The registration of these common shares does not necessarily mean that the Selling Shareholders will offer or sell all or any of these securities.

We are filing the registration statement of which this prospectus forms a part in order to fulfill contractual obligations that we have to some of the Selling Shareholders to register the shares they purchased in the private placement offerings mentioned above. All of the common shares described above were previously issued in the private placement. We will not receive any proceeds if there is a disposition of such shares.

Our common shares are traded on the NASDAQ Global Select Market under the trading symbol “UCFC.” The last reported sales price of our common shares on July 17, 2013 was $4.82 per share. As of the close of business on July 17, 2013 there were 50,219,830 common shares issued and outstanding.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These common shares are not savings accounts, deposits, or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is July     , 2013.

You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus.

In this prospectus, all references to the “Company,” “we,” “us” and “our” refer to United Community Financial Corp. and its subsidiary, unless the context otherwise requires or where otherwise indicated. References to United Community refer to United Community on a standalone basis and “Home Savings,” or the “Bank” mean our wholly-owned savings banking subsidiary.

i

SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our common shares. You should carefully read this entire prospectus, including the information contained in the sections entitled “Risk Factors,” and the other documents we refer to and incorporate by reference in their entirety before you decide to invest in our common shares.

Overview

United Community was incorporated in the State of Ohio in February 1998 for the purpose of owning all of the outstanding capital stock of Home Savings issued upon the conversion of Home Savings from a mutual savings association to a permanent capital stock savings association. The Conversion was completed on July 8, 1998.

As a unitary thrift holding company, United Community is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System (“FRB”) and the SEC. United Community’s primary activity is holding the common shares of Home Savings.

Home Savings was organized as a mutual savings association under Ohio law in 1889. Currently, Home Savings is an Ohio state-chartered savings bank, subject to supervision and regulation by the Federal Deposit Insurance Corporation and the Division of Financial Institutions of the Ohio Department of Commerce (“Ohio Division”). Home Savings is a member of the Federal Home Loan Bank of Cincinnati and the deposits of Home Savings are insured up to applicable limits by the FDIC.

Home Savings conducts business from its main office located in Youngstown, Ohio, 33 full-service branches and nine loan production offices located throughout Ohio and western Pennsylvania. The principal business of Home Savings is the origination of mortgage loans, including construction loans on residential and nonresidential real estate located in Home Savings’ primary market area, which consists of Ashland, Columbiana, Cuyahoga, Erie, Franklin, Geauga, Huron, Lake, Mahoning, Portage, Richland, Stark, Summit and Trumbull Counties in Ohio and Beaver and Allegheny Counties in Pennsylvania. In addition to real estate lending, Home Savings originates commercial loans and various types of consumer loans. For liquidity and interest rate risk management purposes, Home Savings invests in various financial instruments. Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, principal repayments of loans, borrowings from the FHLB, repurchase agreements and maturities of securities.

Interest on loans and other investments is Home Savings’ primary source of income. Home Savings’ principal expenses are interest paid on deposit accounts and other borrowings and salaries and benefits paid to employees. Operating results are dependent to a significant degree on the net interest income of Home Savings, which is the difference between interest earned on loans and other investments and interest paid on deposits and borrowed funds. Like most financial institutions, Home Savings’ interest income and interest expense are affected significantly by general economic conditions and by the policies of various regulatory authorities.

United Community Financial Corp.

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0500

Holding Company Order

On August 8, 2008, the Board of Directors (the “Board”) of United Community approved a Stipulation and Consent to Issuance of Order to Cease and Desist (the “Holding Company Order”) with the Office of Thrift Supervision (“OTS”), which has been succeeded by the FRB. The Holding Company Order required United Community to obtain FRB approval prior to: (i) incurring or increasing its debt position; (ii) repurchasing any United Community stock; or (iii) paying any dividends. The Holding Company Order also required United Community to develop a debt reduction plan and submit the plan to the OTS for approval. The Holding Company Order was amended November 5, 2010 to remove the requirement to provide the OTS with a debt reduction plan and added a requirement to provide the OTS with a capital plan. The Holding Company Order was terminated on July 2, 2013. However, United Community has an understanding with the FRB that we will not pay dividends, repurchase shares or take on debt without the FRB’s prior approval.

Bank Order, Consent Order and MOU

Simultaneously with the Holding Company Order, the Board of Home Savings approved a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “Bank Order”) with the FDIC and the Ohio Division, which was terminated as of March 30, 2012, and replaced with a Consent Order (the “Consent Order”).

The Consent Order required Home Savings, within specified timeframes, to take or refrain from certain actions, including: (i) continuing to retain qualified management; (ii) seeking regulatory approval prior to adding any individuals to the board of directors or employing any individual as a senior executive officer of Home Savings; (iii) not extending additional credit to classified borrowers; (iv) revising its plan to reduce its classified assets, and, within six months, reduce total adversely classified assets to 75% of the level of classified assets as of May 31, 2011 (i.e., to $219.0 million by September 30, 2012) and, within twelve months, to 50% of the level of classified assets as of May 31, 2011 (i.e., to $146.0 million by March 31, 2013) (v) establishing a comprehensive policy and methodology for determining the adequacy of the allowance for loan and lease losses (ALLL); (vi) adopting plans to reduce its classified assets and delinquent loans; (vii) adopting a plan to reduce certain loan concentrations; (viii) amend its strategic plan and budget and profit plan; (ix) increasing its Tier 1 Leverage Capital Ratio to 9.0% and its Total Risk Based Capital Ratio to 12.0% by June 30, 2012, and revising its capital plan to achieve such capital levels; and (x) seeking regulatory approval prior to declaring or paying any dividend.

The Consent Order was terminated on January 31, 2013, immediately after the Board consented to a Memorandum of Understanding (“MOU”) with the FDIC and Ohio Division. The MOU requires Home Savings to submit certain plans and reports to the FDIC and the Ohio Division, to seek their prior consent before issuing any dividends to United Community, and to maintain its Tier 1 Leverage Capital Ratio at 8.50% and its Total Risk Based Capital Ratio at 12.0%.

Although United Community and Home Savings agreed to the issuance of the Holding Company Order, the Bank Order, the Consent Order and the MOU, as the case may be, neither has admitted nor denied any allegations of unsafe or unsound banking practices, or any legal or regulatory violations. No monetary penalties were assessed by the OTS, FRB, the FDIC or the Ohio Division in connection with these orders.

Recent Developments

On March 22, 2013, pursuant to the securities purchase agreements (the “Purchase Agreements”) entered into on January 11, 2013 between United Community and some of the Selling Shareholders, those Selling Shareholders invested an aggregate of $39,919,748 for 6,574,272 newly issued United Community common shares, at a purchase price of $2.75 per share, and 7,942 newly created and issued perpetual mandatorily convertible non-cumulative preferred shares, at a purchase price of $2,750 per share. On May 28, 2013, at a special meeting of United Community’s shareholders (the “Special Meeting”), the shareholders approved the automatic conversion of each of the preferred shares into 1,000 United Community common shares. At the Special Meeting, the shareholders also approved the sale of 755,820 United Community common shares to certain officers and directors and some of their affiliates (the “Affiliated Shareholders”) at a purchase price of $2.75 per share, for an aggregate purchase price of $2,078,505 (the “Insider Offering”). The Insider Offering closed on May 29, 2013, and the Affiliated Shareholders, who purchased and now own an aggregate of 190,000 common shares, are also referred to in this prospectus as Selling Shareholders and are listed below in the section titled “Selling Shareholders.” As a result, the Selling Shareholders own an aggregate of 14,706,272 common shares that were issued through the private offerings on March 22 and May 29, 2013. These common shares are being registered in this prospectus.

Available Information

United Community files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains the Company’s reports, proxy and information statements and other information that the Company files electronically with the SEC. Additionally, the Company makes these filings available, free of charge, on its website at www.ucfconline.com as soon as reasonably practicable after the Company electronically files such materials with, or furnishes them to, the SEC. Additional information about the Company is included in documents incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 12 of this prospectus.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference into this prospectus, including the information contained in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended December 31, 2012, and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended, before making a decision to invest in our common shares.

The risks described below and in the documents referred to in the preceding sentence are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common shares could decline, and you may lose all or part of your investment.

Risks Related to Ownership of Our Common Shares

An investment in our common shares is not an insured deposit.

Our common shares are not a bank deposit and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common shares is inherently risky for the reasons described in this “Risk Factors” section, elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. An investment in our common shares also is subject to the same market forces that affect the price of common shares in any company. As a result, our shareholders may lose some or all of their investment in our common shares.

Although publicly traded, our common shares have substantially less liquidity than the average liquidity of stocks listed on the NASDAQ Global Select Market.

Although our common shares are listed for trading on the NASDAQ Global Select Market, our common shares have substantially less liquidity than the average liquidity for companies listed on the NASDAQ Global Select Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common shares at any given time. This marketplace depends on the individual decisions of investors and general economic and market conditions over which we have no control. This limited market may affect your ability to sell your shares on short notice, and the sale of a large number of shares at one time could temporarily depress the market price for our common shares. For these reasons, our common shares should not be viewed as a short-term investment.

The market price of our common shares may fluctuate in the future, and this volatility may be unrelated to our performance. General market price declines or overall market swings in the future could adversely affect the price of our common shares, and the current market price may not be indicative of future market prices.

Our ability to pay cash dividends is subject to prior FRB approval.

Pursuant to our understanding with the FRB, we are prohibited from paying dividends without the FRB’s prior approval. We do not know how long this restriction will remain in place. Even if we are permitted to pay a dividend, United Community is dependent primarily upon the earnings of Home Savings for funds to pay dividends on our common shares. The payment of dividends by Home Savings is subject to certain regulatory restrictions. Currently, Home Savings is prohibited by the MOU from paying any dividends to United Community without the prior approval of the FDIC and the Ohio Division. In addition, federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized.

In addition to our regulatory restrictions on the payment of dividends from Home Savings to United Community, U.S. tax laws applicable to Home Savings would cause a taxable recapture of accumulated bad debt reserves of up to $21.1 million to the extent that Home Savings makes a distribution to United Community while Home Savings does not have sufficient tax earnings and profits at the time of such distribution. The income tax liability resulting from such a distribution could be as great as $7.3 million. No deferred tax liability has been recorded for this potential recapture liability. For a further description, refer to Note 14 to our financial statements contained in our Form 10-K for the year ended December 31, 2012. Accordingly, until Home Savings restores its tax earnings and profits to an amount sufficient to avoid taxable bad debt reserve recapture upon distributions to United Community, we may be unwilling to approve a dividend from Home Savings to United Community even if Home Savings was otherwise permitted or able to make a dividend to United Community. As of December 31, 2012, the deficit in tax earnings and profits is approximately $10.7 million. Consequently, tax earnings and profits would need to increase by $10.7 million plus the amount of any anticipated distribution before such distribution was paid, in order to avoid any taxable bad debt reserve recapture. Tax earnings and profits is generally increased by taxable income and tax-exempt income and decreased by income taxes payable and non-deductible expenses.

As a result, any payment of dividends in the future by United Community will be dependent, in large part, on Home Savings’ ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

We may issue additional common shares or convertible securities that will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our common shares and adversely affect the terms on which we may obtain additional capital.

Our authorized capital includes 499,000,000 common shares and 1,000,000 preferred shares. As of July 17, 2013, we had 50,219,830 common shares and no preferred shares outstanding. In addition, as of July 17, 2013, we had the ability to issue 952,536 common shares pursuant to options and restricted stock that may be granted in the future under our existing equity compensation plans. Although we presently do not have any intention of issuing additional common shares (other than pursuant to our equity compensation plans), we may do so in the future in order to meet our capital needs and regulatory requirements, and we will be able to do so without shareholder approval. Subject to applicable NASDAQ Listing Rules, our Board generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued common shares for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plans. We may seek additional equity capital in the future as we develop our business and expand our operations. Any issuance of additional common shares or convertible securities will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of our statements contained in this prospectus are “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are not guarantees of performance or results. When we use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “target,” “could,” “is likely,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing.

All statements other than statements of historical fact included in this prospectus regarding our outlook, financial position and results of operation, liquidity, capital resources and interest rate sensitivity are forward-looking statements. These forward-looking statements also include, but are not limited to:

•	anticipated changes in industry conditions created by state and federal legislation and regulations;

•	our ability to successfully obtain, or our belief as to the likelihood of successfully obtaining, a termination of the MOU or any other regulatory action, mandate or burden placed upon the Company;

•	anticipated changes in general interest rates and the impact of future interest rate changes on our profitability, capital adequacy and the fair value of our financial assets and liabilities;

•	retention of our existing customer base and our ability to attract new customers;

•	retention of our existing directors and management team and our ability to attract new directors and members of management;

•	the development of new products and services and their success in the marketplace;

•	the adequacy of the allowance for loan losses; and

•	statements regarding our anticipated loan and deposit account growth, expense levels, liquidity and capital resources and projections of earnings.

The forward-looking statements contained in this prospectus are based on our beliefs and assumptions and on the information available to us at the time that these disclosures were prepared and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements included herein include, but are not limited to:

•	competition in the industry and markets in which we operate;

•	levels of classified and nonperforming assets;

•	changes in general interest rates;

•	loan demand;

•	rapid changes in technology affecting the financial services industry;

•	real estate values;

•	changes in government regulation; and

•	general economic and business conditions.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the “Risk Factors” section of this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Any forward-looking statement speaks only as of the date that such statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

If any of the Selling Shareholders decide to sell any of the shares covered by this prospectus, we will not receive any proceeds from the disposition of such shares. The Selling Shareholders will receive all of the proceeds. We will pay all costs, fees and expenses incurred in connection with the registration of the common shares covered by this prospectus.

SELLING SHAREHOLDERS

On March 22, 2013, pursuant to the Purchase Agreements, certain of the Selling Shareholders invested an aggregate of $39,919,748 in United Community for 6,574,272 newly issued common shares of United Community, at a purchase price of $2.75 per share, and 7,942 newly created and issued perpetual mandatorily convertible non-cumulative preferred shares of the Company, at a purchase price of $2,750 per share. On May 28, 2013, at the Special Meeting, UCFC’s shareholders approved the automatic conversion of each of the preferred shares into 1,000 United Community common shares, resulting in 7,942,000 additional common shares being issued to those Selling Shareholders. At the Special Meeting, the shareholders also approved the sale of 755,820 United Community common shares to certain insiders and the Affiliated Shareholders at a purchase price of $2.75 per share. The Insider Offering closed on May 29, 2013, and resulted in the Affiliated Shareholders owning an aggregate of 190,000 UCFC common shares. As a result of the private offerings on March 22 and May 29, 2013, the Selling Shareholders own an aggregate of 14,706,272 common shares. This prospectus covers the registration for potential resale of these common shares by the Selling Shareholders.

Each Selling Shareholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described below.

The following table sets forth the total number of United Community common shares owned by the Selling Shareholder as of July 17, 2013 and, of that total, the number of United Community common shares being registered under this prospectus for potential resale by the Selling Shareholder. The table also shows the shares that will be owned by the Selling Shareholder after giving effect to the potential resale, assuming all of the shares covered hereby are sold by the Selling Shareholder. The percentage of beneficial ownership set forth below is based on 50,219,830 shares of our common shares outstanding as of July 17, 2013.

Selling Shareholder	Total Shares Beneficially Owned Before Potential Resale	Percentage of Beneficial Ownership Before Potential Resale	Shares Being Registered for Potential Resale By Selling Shareholder	Shares Beneficially Owned After Potential Resale	Percentage of Beneficial Ownership After Potential Resale
TFO Financial Institutions Restructuring Fund LLC	2,199,357	4.38%	2,199,357	0	0
FJ Capital Long Short Equity Fund, LLC	236,078	*	236,078	0	0
FJ Capital Long Short Equity Fund, LLC FBO: Bridge Equities III, LLC	1,963,279	3.91%	1,963,279	0	0
EJF Financial Services Fund, LP	427,922	*	427,922	0	0
EJF Debt Opportunities Master Fund, LP	774,589	1.54%	774,589	0	0
EJF Debt Opportunities Master Fund II, LP	767,594	1.53%	767,594	0	0
LAM Financial Holdings, LLLP	4,263	*	4,263	0	0
8267561 Canada Inc.	47,768	*	47,768	0	0
EJF Financial Opportunities Master Fund, LP	64,013	*	64,013	0	0
HHMI VII LLC	113,208	*	113,208	0	0
John Hancock Financial Opportunities Fund	634,588	1.26%	634,588	0	0
John Hancock Financial Industries Fund	506,530	1.01%	506,530	0	0
John Hancock Regional Bank Fund	1,058,239	2.12%	1,058,239	0	0
Malta Hedge Fund, L.P.	104,388	*	98,388	6,000	*

Malta Hedge Fund II, L.P.	648,280	1.29%	614,880	33,400	*
Malta MLC Fund, L.P.	342,223	*	342,223	0	0
Malta MLC Offshore, Ltd.	109,857	*	109,857	0	0
Malta Offshore, Ltd.	238,616	*	226,316	12,300	*
Malta Partners, L.P.	12,453	*	10,753	1,700	*
SOAM Phoenix Partners, L.P.	219,635	*	219,635	0	0
Malta Titan Fund, L.P.	577,305	1.15%	577,305	0	0
Northwest Bancshares, Inc.	2,233,492	4.45%	636,202	1,597,290	3.18%
Consector Partners Master Fund, LP	934,204	1.86%	934,204	0	0
Joel S. Lawson IV	720,167	1.43%	636,202	83,965	*
Wedbush Opportunity Partners, LP	1,208,840	2.41%	345,452	863,388	1.72%
Selz Capital / Selz Family 2011 Trust	129,757	*	129,757	0	0
Reiss Capital Management LLC	129,757	*	129,757	0	0
Cafco Diversified Fund, L.P.	707,913	1.41%	707,913	0	0
Steven R. Altman	100,000	*	100,000	0	0
Jonathan A. Levy	20,000	*	20,000	0	0
Bruce Tamarkin	10,000	*	10,000	0	0
Jeffrey Grinstein	10,000	*	10,000	0	0
Jeffrey Simon	50,000	*	50,000	0	0

*	Less than 1%

PLAN OF DISTRIBUTION

We are registering the common shares previously issued to the Selling Shareholders to permit the resale of these common shares by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common shares by the Selling Shareholders. We will bear all fees and expenses incident to our obligation to register the common shares.

The Selling Shareholders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be affected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common shares by any Selling Shareholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also transfer the common shares by gift. The Selling Shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Shareholder. Broker-dealers may agree with a Selling Shareholder to sell a specified number of the Shares at a stipulated price per security. If the broker-dealer is unable to sell the common shares acting as agent for a Selling Shareholder, it may purchase as principal any unsold common shares at the stipulated price. Broker-dealers who acquire common shares as principals may thereafter resell the common shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Shareholders may also sell the common shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the common shares are covered by this prospectus.

If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Shareholder may, from time to time, sell the common shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common shares offered under this prospectus may be used to cover short sales.

The Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

The common shares offered hereby were originally issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the common shares under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the date on which the Selling Shareholders have sold all of the securities. We will pay all expenses of the registration of the common shares pursuant to the Purchase Agreements, estimated to be $20,928 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Shareholder will pay all discounts, selling commissions, stock transfer taxes and legal or other professional fees applicable to the sale of the common shares, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreements, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the Purchase Agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common shares issuable upon exercise of the rights and offered by this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio.

EXPERTS

Our consolidated statements of financial condition as of December 31, 2012 and 2011 and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2012 appearing in our Annual Report on Form 10-K for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding us that we file electronically with the SEC. Additionally, the Company makes these filings available, free of charge, on its website at www.ucfconline.com as soon as reasonably practicable after the Company electronically files such materials with, or furnishes them to, the SEC. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained on our website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC.

The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarter Report on Form 10-Q for the quarter ended March 31, 2013;

•

Our Current Reports on Form 8-K filed on with the SEC on January 15, February 5, February 28, march 15, March 28, May 7, May 10, May 30, June 12, June 28, and July 9,2013 (except the information furnished under Items 2.02 and 7.01 thereof) ;

•

The description of our common shares contained in our Form S-1 filed with the SEC on March 13, 1998, or contained in any subsequent amendment or report filed for the purpose of updating such description;

•	All other reports filed with the SEC under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since December 31, 2012; and

•

Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included in such Items, unless otherwise indicated therein) until all of the securities to which this prospectus relates are sold or the rights offering is otherwise terminated.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number:

United Community Financial Corp.

Attn: James R. Reske

275 West Federal Street

Youngstown, Ohio 44503

(330) 742-0592

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the securities being registered hereunder, all of which will be borne by us. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$9,428
Legal fees and expenses	$7,000	*
Accounting fees and expenses	$3,000	*
Other miscellaneous expenses	$1,500	*

Total	$20,928

*	Estimated

Item 15. Indemnification of Directors and Officers.

(a) Ohio General Corporation Law

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from, or maintained with, a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)(5),(6) or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b) Amended Code of Regulations of the Company

Article Five of the Company’s Amended Code of Regulations provides for indemnification of its officers and directors, including the following:

SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Mahoning County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director o the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

SECTION 5.04 DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Mahoning County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Mahoning County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Mahoning County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 16. Exhibits

EXHIBIT INDEX

ITEM	DESCRIPTION	DOCUMENT REFERENCE

Exhibit 3.1	Articles of Incorporation	Incorporated by reference to the Registration Statement on Form S-1 filed by United Community on March 13, 1998 (S-1) with the Securities and Exchange Commission (SEC), Exhibit 3.1

Exhibit 3.2	Amendment to Articles of Incorporation	Incorporated by reference to the Form 8-A filed by United Community on June 5, 1998 with the SEC, Exhibit 2(b)

Exhibit 3.3	Amended Code of Regulations	Incorporated by reference to the 1998 10-K filed by United Community on March 31, 1999 via Edgar, film number 99582343, Exhibit 3.2

Exhibit 4.1	Specimen Common Stock Certificate of United Community	Incorporated by reference to the Registration Statement on Form S-3 filed by United Community on March 22, 2013 with the SEC, Exhibit 4.1

Exhibit 5	Opinion of Vorys, Sater, Seymour and Pease LLP

Exhibit 23.1	Consent of Crowe Horwath LLP

Exhibit 23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5

Exhibit 24	Power of Attorney

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)

or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Youngstown, State of Ohio, on July 18, 2013.

United Community Financial Corp.

By	/s/ Patrick W. Bevack
Patrick W. Bevack Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard J. Schiraldi*	/s/ Patrick W. Bevack
Richard J. Schiraldi	Patrick W. Bevack
Chairman of the Board and Director	Chief Executive Officer, Principal Executive Officer and Director
Date: July 18, 2013	Date: July 18, 2013

/s/ James R. Reske	/s/ Marty E. Adams*
James R. Reske	Marty E. Adams
Treasurer, Chief Financial Officer, and Principal Financial Officer	Director
Date: July 18, 2013	Date: July 18, 2013

/s/ Eugenia C. Atkinson*	/s/ Lee Burdman*
Eugenia C. Atkinson	Lee Burdman
Director	Director
Date: July 18, 2013	Date: July 18, 2013

/s/ Richard J. Buoncore*	/s/ Scott N. Crewson*
Richard J. Buoncore	Scott N. Crewson
Director	Director
Date: July 18, 2013	Date: July 18, 2013

/s/ Scott D. Hunter*	/s/ David C. Sweet*
Scott D. Hunter	David C. Sweet
Director	Director
Date: July 18, 2013	Date: July 18, 2013

*	The above-named directors of the Company sign this registration statement by Jude J. Nohra, their attorney-in-fact, pursuant to the Powers of Attorney signed by each of the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-3 all in the capacities indicated and on June 25, 2013.

By:	/s/ Jude J. Nohra
Jude J. Nohra Attorney-in-Fact